EXHIBIT 10.11

ZEVIA LLC, A DELAWARE LIMITED LIABILITY COMPANY

NOTICE OF RESTRICTED PHANTOM CLASS C COMMON UNIT AWARD

This constitutes a Notice of Restricted Phantom Class C Common Unit Award (“Notice of Grant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Limited Liability Company Agreement of Zevia LLC, as such may be amended from time to time.

Name:

Address:

You (“Participant”) have been granted an award of Restricted Phantom Class C Common Units (“RPCACUs”), subject to the terms and conditions of the attached Restricted Phantom Class C Common Unit Agreement (hereinafter “RPCACU Agreement”), as follows:

Total Number of RPCACUs:

RPCACU Start Date:

Date of Grant:

RPCACU Grant Date Price per RPCACU:

Expiration Date: The earlier to occur of: (a) the date on which settlement of all RPCACUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant.

Vesting: 100% upon a Vesting Event (as defined below).

Vesting Events: The earliest to occur of the following events shall be the vesting date with respect to the RPCACUs: (i) the date that is six (6) months after the effective date of an initial public offering of the Company’s securities; (ii) the date of a Change of Control; or (iii) a Liquidation of the Company pursuant Sections 9.1(a) or 9.1(b) of the Limited Liability Company Agreement of the Company (any of the foregoing (i), (ii) or (iii) being a “Vesting Event”). Prior to the occurrence of a Vesting Event, the RPCACUs shall not be entitled to any allocations, distributions, or other payments from or with respect to the Company.

Settlement and Amount: Within 30 days following the occurrence of a Vesting Event as set forth above, the Participant shall be entitled to receive the per unit consideration that would have been received by the Participant if such Participant had held Class C Common Units of the Company equal to the number of RPCACUs granted hereunder, net of an amount equal to the product of (x) the RPCACU Grant Date Price per RPCACU and (y) the total number of RPCACUs granted to Participant hereunder.

Participant acknowledges that the vesting of the RPCACUs granted pursuant to this Notice of Grant is conditioned on the occurrence of a Vesting Event, and if a Vesting Event does not occur within ten years from the Date of Grant, all RPCACUs shall be forfeited for no consideration.

Participant further acknowledges that the grant of these RPCACUs is in lieu of any grant of any other form of equity award (including, without limitation Units, or options on Units or warrants) that may have been set forth in any employment offer letter or other agreement between the parties preceding the Date of Grant set forth above. Participant also understands that this Notice of Grant is subject to the terms and conditions of the RPCACU Agreement which are incorporated herein by reference. Participant has read the RPCACU Agreement.

[ ]	ZEVIA LLC

By:	By:
Name:	Name:
Title:	Title:

ZEVIA LLC, A DELAWARE LIMITED LIABILITY COMPANY

RESTRICTED PHANTOM CLASS C COMMON UNIT AGREEMENT

Capitalized terms not otherwise defined in the Notice of Grant (as defined below) or herein shall have the meanings set forth in the Limited Liability Company Agreement of Zevia LLC, a Delaware Limited Liability Company, as such may be amended from time to time. All other Capitalized Terms shall have the defined meanings in this Restricted Phantom Class C Common Unit Agreement (the “Agreement”).

You have been granted Restricted Phantom Class C Common Units (“RPCACUs”) subject to the terms, restrictions and conditions of the Notice of Phantom Restricted Class C Common Unit Grant (“Notice of Grant”) and this Agreement.

1. No Member or Economic Interest Holder Rights. At no time shall Participant have ownership of any Units or other equity interests or economic interests in the Company and shall have no right to distributions or allocations, or to vote with respect to votes required of the Unitholders or the Members. Subject to and following a Vesting Event, as defined below, Participant shall only be entitled to the cash payments described below under Section 3.

2. Vesting Events: Except as otherwise provided in the Notice of Grant, the earliest to occur of the following events shall be the vesting date with respect to 100% of the RPCACUs: (i) the date that is six (6) months after the effective date of an initial public offering of the Company’s securities; (ii) the date of a Change of Control; or (iii) a Liquidation of the Company pursuant Sections 9.1(a) or 9.1(b) of the Limited Liability Company Agreement of the Company (any of the foregoing (i), (ii) or (iii) being a “Vesting Event”).

3. Settlement and Amount: Except as otherwise provided in the Notice of Grant, within 30 days following the occurrence of a Vesting Event as set forth above, the Participant shall be entitled to receive the per unit consideration that would have been received by the Participant if such Participant had held Class C Common Units of the Company equal to the number of RPCACUs granted hereunder, net of an amount equal to the product of (x) the RPCACU Grant Date Price per RPCACU and (y) the total number of RPCACUs granted to Participant hereunder.

4. No Transfer. The RPCACUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, directly or indirectly.

5. Termination. If Participant’s employment or consulting or independent contractor relationship terminates for any reason, RPCACUs shall remain unaffected.

6. Acknowledgement. The Company and Participant agree that the RPCACUs are granted under and governed by the Notice of Grant and this Agreement. Participant: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RPCACUs subject to all of the terms and conditions set forth herein and the Notice of Grant.

7. Withholding of Tax. When the RPCACUs are vested/settled, the fair market value of the RPCACUs shall be treated as income subject to withholding by the Company for income and employment tax purposes with respect to employees of the Company. The Company shall withhold an amount equal to the tax due from the Settlement or require Participant to remit to the Company an amount equal to the tax withholding then due. Further, a RPCACU is considered a deferral of compensation that is subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RPCACU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RPCACU.

8. U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon vesting and Settlement of the RPCACUs and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such event.

9. Compliance with Laws and Regulations. Vesting and Settlement of the RPCACUs will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Administrator may request of Participant for compliance with Applicable Laws) with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s equity may be listed or quoted at the time of such issuance or transfer. For purposes of this Agreement and the Notice of Grant, “Administrator” means the Board of Directors of the Company.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

11. Entire Agreement; Severability. The Notice of Grant is incorporated herein by reference. The Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any other form of equity award (such as unit options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, consulting relationship or independent contractor relationship, for any reason, with or without cause.

By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RPCACU is granted under and governed by the terms and conditions of the Notice of Grant and this Agreement. Participant has reviewed the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

[ ]	ZEVIA LLC